Exhibit 99.1

US GOLD AND MINERA ANDES ANNOUNCE RECORD DATE AND MEETING DATE FOR SPECIAL MEETING OF SHAREHOLDERS

TORONTO, ONTARIO (Nov 21, 2011) US Gold Corporation (“US Gold”) (NYSE:UXG — TSX: UXG) and Minera Andes Inc. (“Minera Andes”) (TSX: MAI - OTCBB: MNEAF) are pleased to announce that they have established a record date and a meeting date for the special meeting of shareholders to consider and vote upon certain matters relating to the previously-announced arrangement agreement dated September 22, 2011, pursuant to which it is proposed that US Gold and Minera Andes will combine to form McEwen Mining Inc.

US Gold and Minera Andes shareholders of record at the close of business on the record date, December 12, 2011, will be entitled to notice of and to vote at the special meeting.  The special meeting will be held in Toronto on January 19, 2012. The venue will be announced shortly.

ABOUT US GOLD (www.usgold.com)

US Gold’s objective is to qualify for inclusion in the S&P 500 by 2015. US Gold explores for gold and silver in the Americas and is advancing its El Gallo Project in Mexico and its Gold Bar Project in Nevada towards production. US Gold’s shares are listed on the NYSE and the TSX under the symbol UXG, trading 1.9 million shares daily during the past twelve months. US Gold’s shares are included in S&P/TSX and Russell indices and Van Eck’s Junior Gold Miners ETF. Rob McEwen, Chairman and CEO, owns 20% of the shares of US Gold.

ABOUT MINERA ANDES (www.minandes.com)

Minera Andes is an exploration company exploring for gold, silver and copper in Argentina with three significant assets: a 49% interest in Minera Santa Cruz SA, owner of the San Jose Mine in close proximity to Goldcorp’s Cerro Negro project; 100% ownership of the Los Azules copper deposit and 100% ownership of a large portfolio of exploration properties in Santa Cruz province, Argentina, including properties bordering the Cerro Negro project in Santa Cruz Province. At September 30, 2011, Minera Andes had $45.0 million in cash and cash equivalents and short-term investments and is debt free. Rob McEwen, Chairman and CEO, owns 30% of the shares of Minera Andes.

Forward Looking and Cautionary Statements

This press release contains certain forward-looking statements and information by each of US Gold and Minera Andes, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information express, as at the date of this press release, US Gold and Minera Andes’ estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-

US Gold and Minera Andes — November 21, 2011 News Release

looking statements and information include, but are not limited to, the completion of the proposed business combination between Minera Andes and US Gold (including the numerous approvals required in connection with such a business combination), risks related to business integration as a result of a successful business combination, factors associated with fluctuations in the market price of precious metals, mining industry risks, risks associated with foreign operations, risks related to litigation including specifically but not limited to Minera Andes’ Los Azules property which if resolved adversely to Minera Andes (or the combined company, as the case may be) would materially affect Minera Andes’ ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information. Neither US Gold nor Minera Andes undertake any obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See (i) US Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”; and, (ii) Minera Andes’ Annual Information Form as filed on SEDAR (www.sedar.com) and form 40F/A filed with the SEC, for the period ended December 31, 2010, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

Additional Information About the Arrangement

In connection with the proposed arrangement, US Gold has filed a preliminary proxy statement and will file a definitive proxy statement with the SEC.  SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ARRANGEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO.

The definitive proxy statement will be mailed to the Company’s shareholders seeking, among other things, their approval of the issuance of US Gold shares as consideration in the arrangement.  US Gold’s shareholders may also obtain a copy of the definitive proxy statement free of charge once it is available by directing a request to:  US Gold Corporation at (647) 258-0395 (Toll Free: (866) 441-0690) or Investor Relations, at Suite 4750, Bay Wellington Tower, 181 Bay Street, P.O. Box 792, Toronto, Ontario Canada M5J 2T3.  In addition, the preliminary proxy statement, the definitive proxy statement and other relevant materials that have been or will be filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov or shareholders may access copies of such documentation filed with the SEC by visiting the “Investor Relations” section of US Gold’s website at http://www.usgold.com.

US Gold and its respective officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the arrangement.  Information regarding the names, affiliations and interests of certain of US Gold’s executive officers and directors in the solicitation are available in the preliminary proxy statement and will be available in the definitive proxy statement relating to the arrangement to be filed with the SEC.  Information about US Gold’s executive officers and directors is also available in US Gold’s definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 29, 2011.

The TSX and NYSE have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of US Gold and Minera Andes.

For further information contact:
Jenya Mescheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 P.O. Box 792 Toronto ON M5J 2T3 E-mail: info@usgold.com